As filed with the Securities and Exchange Commission on May 8, 2014

Registration Number 333-181993

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDS ENERGY PUBLIC 2013 PROGRAM

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1311

(Primary Standard Industrial Classification Code Number)

Not Applicable

(IRS Employer Identification Number)

409 Butler Road

Suite A

Kittanning, Pennsylvania, 16201

(855) 807-0807

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael D. Snyder, President

MDS Energy Development, LLC

409 Butler Road

Suite A, Kittanning, Pennsylvania, 16201

(855) 807-0807

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a Copy to:

Wallace W. Kunzman, Jr., Esq.

Gerald A. Bollinger, Esq.

Kunzman & Bollinger, Inc.

5100 N. Brookline

Suite 600

Oklahoma City, Oklahoma 73112

DEREGISTRATION

The undersigned hereby removes from registration 27,906.97 Investor General Partner Units (“Investor General Partner Units” means the investor general partner interests offered to Participants in the Program), 27,906.97 Converted Limited Partner Units (“Converted Limited Partner Units” means limited partner units into which the investor general partners automatically would have been converted by the managing general partner with no additional price paid by the investor), and 584.50 Limited Partner Units (“Limited Partner Units” means the limited partner interests offered to Participants in the Program) of the Registrant which remained unsold at the final closing on December 31, 2013 of the offering of MDS Energy Public 2013-A LP, the first partnership in a series of three limited partnerships in MDS Energy Public 2013 Program. Upon the deregistration of the unsold Units as set forth above, the Program will be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kittanning, Pennsylvania on April 24, 2014.

MDS ENERGY PUBLIC 2013-A LP		MDS ENERGY PUBLIC 2013 PROGRAM
(Co-Registrant)		(Co-Registrant)

By:	MDS Energy Development, LLC,	By:	MDS Energy Development, LLC,
	its Managing General Partner		its Managing General Partner

By:	/s/ Michael D. Snyder	By:	/s/ Michael D. Snyder
	Michael D. Snyder, Chief Executive Officer and President		Michael D. Snyder, Chief Executive Officer and President

MDS ENERGY PUBLIC 2014-A LP		MDS ENERGY PUBLIC 2014-B LP
(Co-Registrant)		(Co-Registrant)

By:	MDS Energy Development, LLC,	By:	MDS Energy Development, LLC,
	its Managing General Partner		its Managing General Partner

By:	/s/ Michael D. Snyder	By:	/s/ Michael D. Snyder
	Michael D. Snyder, Chief Executive Officer and President		Michael D. Snyder, Chief Executive Officer and President

Michael D. Snyder, pursuant to the Registration Statement, has been granted Power of Attorney and is signing on behalf of the names shown below, in the capacities indicated.

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Snyder		April 24, 2014
Michael D. Snyder	Chief Executive Officer and President

/s/ Anthony J. Crisafio		April 24, 2014
Anthony J. Crisafio	Interim Part-Time Chief Financial Officer

/s/ Randall L. Morris, Jr.		April 24, 2014
Randall L. Morris, Jr.	Vice President of Operations

/s/ Jason C. Knapp		April 24, 2014
Jason C. Knapp	Vice President of Partnership Administration